UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2016

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 10, 2016. Results of the voting at the meeting are set forth below.

Election of Class III Directors. The names of the persons who were nominated to serve as Class III directors of the Company to serve for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee. All Class III director nominees were elected.

Name of Class III Nominee	Votes For	Votes Withheld	Broker Non-Votes
Anthony K. Anderson	92,136,419	4,852,028	6,968,130
Parker S. Kennedy	93,100,506	3,887,941	6,968,130
Mark C. Oman	96,446,186	542,261	6,968,130

Advisory Vote on Executive Compensation. At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 93,419,415 votes for, 3,097,828 votes against, 471,204 votes abstaining and 6,968,130 broker non-votes.

Ratification of Independent Public Accountants. At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016, with 103,094,306 votes for, 320,791 votes against and 541,480 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 13, 2016	By:	/s/ MARK E. SEATON
		Name:	Mark E. Seaton
		Title:	Executive Vice President, Chief Financial Officer

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